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                                State of Florida

                                     [LOGO]

                              Department of State



I certify the attached is a true and correct copy of the Articles of Amendment, filed on April 1, 1999 to Articles of Incorporation for AMERICAN INDUSTRIAL MINERALS GROUP, INC. which changed its name to NETWORTHUSA.COM INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is V51311.






                                             Given under my hand and the Great
                                              Seal of the State of Florida at
                                            Tallahassee, the Capitol, this the
                                                Eighth day of April, 1999.


[SEAL]                                            /S/ Katherine Harris
                                                  Katherine Harris
CR2EO22 (1-99)                                    Secretary of State

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                            ARTICLES OF AMENDMENT TO
                                                                         [STAMP]
                    AMERICAN INDUSTRIAL MINERALS GROUP, INC.


PURSUANT to the provisions of the Florida Business Corporation Act, the following resolutions are passed as resolutions of the Directors of the Corporation consented to in writing by all of the Directors for the corporation on the 25th day of March, 1999.

WHEREAS the Corporation desires to change its name to NETWORTHUSA.COM INC.

BE RESOLVED, THAT:

1.   The  Articles  of the  Corporation  be  amended  to change  the name of the
     Corporation   from   "American   Industrial   Minerals   Group,   Inc."  to
     "NETWORTHUSA.COM INC.".

2. These proposed amendments be put before them majority shareholders of the Corporation or approval without a meeting pursuant to Florida Business Corporation Act, Section 607.0704.

3.   The record date for this shareholders action will be March 25, 1999.

4. Any officer or director of the Corporation is hereby authorized, empowered, and directed, in the name of and on behalf of the Corporation, to execute, deliver and file any and all documents to take any and all other action that may be necessary, appropriate, or expedient in order to accomplish the purposes and intent of the foregoing resolutions.



                                                        /S/ KARL HARZ
                                                        ------------------------
                                                        KARL HARZ, SOLE DIRECTOR


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